SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2003 (Date of earliest event reported)

Commission File Number 000-19627

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

Item 7.    Financial Statements and Exhibits.

(c)       Exhibits.

99.1    Press Release, dated August 29, 2003.

Item 12.    Results of Operations and Financial Condition.

On August 29, 2003, BioLase Technology, Inc. (the “Company”) issued a press release announcing that based upon guidance received from the Securities and Exchange Commission, it intends to amend previously issued financial statements to account for timing differences in revenue recognition.

The Company plans to file an amended Form 10-K for 2002, which will restate revenue for 2000-2002, and amended Form 10-Qs for the quarters ended March 31, 2002 through March 31, 2003. Until this is completed, the financial information contained in the reports previously filed with the Securities and Exchange Commission for these periods should not be relied upon, including the reports of the Company’s independent accountants for these periods.

The Company also announced that on August 22, 2003, it received a Nasdaq staff determination that it may be subject to delisting from the Nasdaq Stock Market as a result of failing to timely file its quarterly report on Form 10-Q for the quarter ended June 30, 2003 as required by Nasdaq Marketplace Rule 4310(c)(14). The Company has requested a hearing before a Nasdaq Listing Qualification Panel to review the staff determination. The Company has prepared the amended filings and is submitting them to its independent accountants for review and therefore expects that, before the hearing is scheduled, the Company will have filed its quarterly report on Form 10-Q for the quarter ended June 30, 2003 and amended reports for prior periods, and will become current in its reporting obligations. The Company therefore expects that it will have met all Nasdaq requirements

A copy of the press release is attached herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 29, 2003

BIOLASE TECHNOLOGY, INC. Registrant

By:	/s/ EDSON J. ROOD
Edson J. Rood
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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